Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Jessica Smith, certify that:

1. I have reviewed this annual report on Form 10-K/A of TimefireVR Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2018

/s/ Jessica Smith
Jessica Smith
Chief Financial Officer
(Principal Financial Officer)